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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-41143 of Consolidated Stores Corporation on Form S-4 of our report dated March 12, 1997, appearing in the Annual Report on Form 10-K of Mac Frugal's Bargains - Close-outs Inc. and subsidiaries for the year ended February 2, 1997 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Los Angeles, California

December 15, 1997